EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ParkerVision, Inc.

Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-157740, Registration No. 333-197741, Registration No. 333-178064, Registration No. 333-214596, Registration No. 333-226784 and Registration No. 333-237761) of ParkerVision, Inc. of our report dated March 31, 2021, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ MSL P.A.

Fort Lauderdale, Florida

March 31, 2021